UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40594	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On August 10, 2026, Phillips Edison & Company, Inc. (the “Company”) and Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Operating Partnership”) entered into a sales agreement (the “sales agreement”) with Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Regions Securities LLC and Wells Fargo Securities, LLC, as sales agent, forward seller and/or principal (collectively, the “Agents”), and the relevant Forward Sellers and Forward Purchasers (each, as defined below), relating to the offer and sale of shares of the Company’s common stock, $0.01 par value per share (“common stock”), pursuant to a continuous offering program. In accordance with the terms of the sales agreement, the Company may offer and sell shares of common stock having an aggregate offering price of up to $400.0 million (the “Shares”) from time to time through or to the Agents as its sales agents or principals, respectively, or through the Forward Sellers.

Sales of the Shares, if any, may be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market (“Nasdaq”), in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to certain minimum prices. The applicable Agent or Forward Seller, as applicable, will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase Shares, under the terms and subject to the conditions set forth in the sales agreement. The Company or any of the Agents or Forward Sellers may suspend the offering at any time upon proper notice and subject to other conditions.

The Company also may sell Shares to each of the Agents, as principal for its own account, at a price to be agreed upon at the time of sale. If the Company sells Shares to any of the Agents as principal, it will enter into a separate terms agreement with such Agent, and it will describe the terms agreement in a separate prospectus supplement or pricing supplement.
The Company will pay each of the Agents acting as its sales agent a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of Shares sold through it as sales agent under the sales agreement. The compensation to each Forward Seller will be a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale agreement that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through such Forward Seller during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of common stock if an “ex-dividend” date occurs during such forward hedge selling period).

None of the Agents or Forward Sellers is required to sell any specific number or dollar amount of Shares but each will use its commercially reasonable efforts, subject to the terms of the sales agreement, to sell the Shares offered as instructed by the Company (if an Agent) and all the shares borrowed by the relevant Forward Purchaser pursuant to the sales agreement (if a Forward Seller). The offering of the Shares pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all the Shares subject to the sales agreement (including Shares sold by the Company to or through the Agents and borrowed shares sold through the Forward Sellers) or (2) termination of the sales agreement in accordance with its terms.

The sales agreement contemplates that, in addition to the issuance and sale by the Company of Shares to or through the Agents as sales agents, the Company may enter into separate forward sale agreements (each, together with any related pricing supplement, a “forward sale agreement,” and, collectively, the “forward sale agreements”), with any of, respectively, Morgan Stanley & Co. LLC, Bank of America, N.A., Bank of Montreal, Citibank, N.A. (or an affiliate thereof), Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Wells Fargo Bank, National Association, as forward purchasers (in such capacity, each, a “Forward Purchaser,” and, collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, it expects that such Forward Purchaser, acting in accordance with the mutually accepted instructions related to such forward sale agreement, will attempt to borrow and sell, through the relevant Forward Seller, acting as agent for such Forward Purchaser, shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company refers to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers”, except that Capital One Securities, Inc. will not serve as a Forward Seller and, with respect to Nomura Global Financial Products, Inc., the relevant Forward Seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent). Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser, and vice versa mutatis mutandis with respect to references herein to the “relevant” or “applicable” Agent (except with respect to BTIG, LLC, in which case the relevant Forward Purchaser is Nomura Global Financial Products, Inc. and the relevant Forward Seller is Nomura Securities International, Inc. (acting through BTIG, LLC, as its agent)). The Company will not initially receive any proceeds from any sale of shares of its common stock borrowed by a Forward Purchaser and sold through a Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds and it may owe cash to the relevant Forward Purchaser. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe Shares to the relevant Forward Purchaser.

The Company intends to contribute the net proceeds from any sales of the Shares to or through the Agents and the net cash proceeds from the settlement of any forward sale agreement to the Operating Partnership, which will subsequently use the net proceeds received from the Company to temporarily repay borrowings outstanding under the Company’s revolving credit facility, fund external growth with property acquisitions and for other general corporate purposes, including potentially for the repayment of other debt or the repurchase, redemption, or retirement of outstanding debt securities, or a combination of the foregoing.

Any Shares that may be offered and sold pursuant to the sales agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on February 7, 2025 (File No. 333-284765)

and a prospectus supplement dated August 10, 2026 and an accompanying prospectus dated February 7, 2025 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act. An opinion of Ballard Spahr LLP with respect to the validity of the Shares that may be issued and sold pursuant to the prospectus supplement and the accompanying prospectus is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The sales agreement (which includes, as an exhibit thereto, the form of the forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the sales agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the sales agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit and incorporated herein by reference.

Item  9.01   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1
Sales Agreement, dated August 10, 2026, by and among Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., and Morgan Stanley & Co. LLC, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Citigroup Global Markets Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Regions Securities LLC and Wells Fargo Securities, LLC, as sales agents, forward sellers (except with respect to Capital One Securities Inc. and BTIG, LLC) and/or principals, and Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), as forward seller to Nomura Global Financial Products, Inc., its relevant forward purchaser, and Morgan Stanley & Co. LLC, Bank of America, N.A., Bank of Montreal, CF Secured, LLC, Citibank, N.A. (or an affiliate thereof), Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Regions Securities LLC and Wells Fargo Bank, National Association, as forward purchasers.

5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto).
99.1	Form of forward sale agreement, between Phillips Edison & Company, Inc. and a Forward Purchaser (included as part of Exhibit 1.1).
104	Cover Page Interactive Data File (formatted as inline XBRL)

*Certain confidential information contained in this document, marked by ***, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: August 10, 2026	By:	/s/ John P. Caulfield
John P. Caulfield
Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)